UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 01, 2023

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 East Hillsborough Avenue, Suite 1417
Tampa, Florida		33610
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 303-3483

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

Effective February 1, 2023, Mr. Gonen Antebi, 51, resigned his role as member of the board of directors (the “Board”), chairman of Marpai, Inc.’s (the “Company”) Audit Committee of the Board and as a member of the Compensation Committee of the Board. Mr. Antebi did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

In addition, effective as of February 1, 2023, Mr. Antebi was appointed to serve as Chief Operating Officer of the Company. Prior to his appointment as Chief Operating Officer, from 2015 to 2023, Mr. Antebi served as the Chief Executive Officer of 340B Technologies d/b/a Nuvem. From 2015 to 2020 he served as the Chief Financial Officer of Nuvem. As the Chief Executive Officer Mr. Antebi oversaw all strategic operations. As the Chief Financial Officer, he oversaw Nuvem’s accounting and reporting, tax and Financial Planning and Analysis functional departments and had direct responsibility for analyzing Nuvem’s financial strengths and weaknesses, cash management and forecasting. Mr. Antebi worked closely with independent accounting firms to issue quarterly and annual financial reports and controlled day-to-day risk management activities. He received a B.A. from The College of Management Academic Studies.

Mr. Antebi will be employed by the Company pursuant to an employment agreement (the “Agreement”). Mr. Antebi’s initial term of employment will be for a period of one (1) year and will automatically renew for successive one (1) year periods unless either party delivers a notice of non-renewal at least one (1) month prior to the expiration of the then current period. Mr. Antebi’s employment may be terminated due to his death, disability, voluntary termination, or termination by the Company for cause or without cause.

Mr. Antebi will be paid an annual base salary of three hundred twenty five thousand dollars ($325,000) per year, and will be eligible for a bonus of up to 75% of his base salary depending on performance metrics as may be determined by the Board or the Company’s Compensation Committee. In addition, Mr. Antebi will be paid a sign on bonus of fifty thousand dollars ($50,000), payable in cash within fifteen (15) days following the start date of his employment. In addition, Mr. Antebi will be paid a renewal bonus of fifty thousand dollars ($50,000), payable in cash within fifteen (15) days following the second anniversary of the start date of his employment, should he and the Company agree to renew the term of the Agreement for a second year.

Pursuant to the Agreement, and subject to the approval of the Board, Mr. Antebi will be eligible for an option to purchase three hundred thousand (300,000) shares of the Company’s common stock (the “Initial Award Option”). The exercise price shall be the market price on the date of grant as quoted on the Nasdaq Capital Market (“Nasdaq”). These options will vest quarterly over the initial one-year term. Mr. Antebi will also be eligible to receive an option to purchase three hundred thousand (300,000) shares of the Company’s common stock on the one year anniversary of his start date of employment, if renewed by both parties (the “Additional Award Option”).

In the event Mr. Antebi’s employment is terminated without cause, the Company does not offer to renew his Agreement after the expiration of the initial one year term or any one (1) year successive term or if Mr. Antebi terminates his employment for good reason, Mr. Antebi will be entitled to receive a severance payment of six (6) months of his base salary (paid in regular installments), the payment of any earned, but unpaid, annual bonus, and the options from the Equity Grant that have vested as of the employment termination date Initial Award Option or Additional Award Option that would have vested as of such termination date.

In connection with Mr. Antebi’s appointment, the Company will enter into its standard indemnification agreement with Mr. Antebi, on substantially the same terms as the indemnification agreements previously entered into between the Company and each of its directors and executive officers. Except as otherwise disclosed herein, or payments and awards made to Mr. Antebi in his role as a member of the Board, Mr. Antebi is not a party to any transactions that are disclosable under Item 404 of Regulation S-K.

The foregoing description of the terms of the Agreement is not intended to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Appointment of Director

Effective as of February 1, 2023, Sagiv Shiv, age 66, was appointed as member of the Board and an independent member and chairman of the Audit Committee. The Board also determined that Mr. Shiv is an independent director as defined in the listing standards of The Nasdaq Stock Market LLC and appointed him as a member of a special committee of the Board.

Since 2023, Mr. Shiv has served as the Managing Director and the Head of M&A and Advisory Services at Aldwych Capital Partners. His professional experiences include leading the M&A teams at National Securities Corp., StoneX Inc. and Merriman Capital. Mr. Sagiv has advised governments, agencies, private and public companies, and financial institutions, with a particular focus on cross-border and international assignments. Mr. Shiv also serves on the board of directors and is the chairman of the audit committee of Lomiko Metals Inc. (TSX-V:LMR) since December 2021. He has served on the boards of several publicly-traded companies, as well as on the boards of private entities and charities. From May 2021 to October 2022, Mr. Shiv served as a Managing Director and Head of M&A of B. Riley Financial, Inc. From January 2016 to October 2022, Mr. Shiv served as a Managing Director and Head of M&A of National

Securities Corporation. Mr. Sagiv lectures at the IESE Graduate School of Business and the Griffith School of Management at Emanuel University, he has served as a peer reviewer on international finance for the Journal of Financial Management and Global Finance Journal and has advised on several published academic papers. Sagiv was an associate editor of the Nanotechnology Law & Business Journal, a member of the American Finance Association and the Financial Management Association. Mr. Sagiv holds a B.Sc. in Finance and Ph.D. International Finance. Mr. Sagiv is the recipient of the M&A Deal of the Year Award (cross-border, under $500 mil) for 2014 and of the Turnaround Deal of the Year Award (healthcare, under $50 mil) for 2019. Mr. Shiv holds Series 7, 63, 24 and 99 securities licenses with FINRA.

Pursuant to his appointment, Mr. Shiv will be eligible for an option to purchase one hundred and seventy five thousand (175,000) shares of the Company’s common stock. The exercise price shall be equal to the market price on the date of grant as quoted on Nasdaq. These options will vest yearly over a three-year term, beginning on January 30, 2023.

As remuneration for his service as a director, Mr. Shiv will receive the same fees as the Company’s other non-executive directors, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Except as otherwise set forth herein, there is no arrangement or understanding between Mr. Shiv and any other person pursuant to which he was elected as a director, and there are no transactions in which Mr. Shiv has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The Company intends, from time to time, to present and/or distribute to the investment community and utilize at various industry and other conferences a slide presentation, which is attached hereto as Exhibit 99.1. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment letter agreement by and between Gonen Antebi and Marpai, Inc.
99.1	Investor Presentation
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date:	February 1, 2023	By:	/s/ Edmundo Gonzalez
Name: Edmundo Gonzalez Title: Chief Executive Officer